SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549



                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):   July 30, 1998


                           HERCULES INCORPORATED
             (Exact Name of Registrant as Specified in Charter)


 Delaware                          1-496              51-0023450
 (State or Other Jurisdiction   (Commission         (IRS Employer
 of Incorporation)              File Number)        Identification Number)


   Hercules Plaza, 1313 North Market Street, Wilmington, DE      19894-0001
   (Address of principal executive offices)                      (Zip Code)


 Registrant's Telephone number, including area code   (302) 594-5000





 Item 5.   Other Events.

      On July 30, 1998, Hercules Incorporated ("Hercules") entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with BetzDearborn Inc. ("BetzDearborn") providing for, among other things, the merger of a wholly owned subsidiary of Hercules with and into BetzDearborn, with BetzDearborn becoming a wholly owned subsidiary of Hercules (the "Merger"). In the Merger, holders of common shares of BetzDearborn, including shares issued upon the conversion immediately prior to the effective time of the Merger of shares of Series A ESOP Convertible Preferred Stock of BetzDearborn, will receive for each such share $72 in cash, without interest.

      Consummation of the Merger is subject to certain conditions, including approval of the Merger by shareholders of BetzDearborn and the receipt of regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust
 Improvements Act of 1976, as amended.

      A joint press release, dated July 30, 1998, announcing the Merger was issued by Hercules and BetzDearborn and is filed as an exhibit hereto and incorporated by reference herein.


 Item 7.   Financial Statements, Pro Forma Financial Information and
           Exhibits.

           (a) Not applicable.

           (b) Not applicable.

           (c) Exhibits.

           99.1  Joint Press Release of Hercules Incorporated and
                 BetzDearborn, Inc. dated July 30, 1998.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HERCULES INCORPORATED


 Dated:  July 30, 1998                 By: /s/ Israel J. Floyd
                                           ________________________
                                           Israel J. Floyd
                                           Corporate Secretary



                             Index to Exhibits


 Exhibit                       Exhibit
 Number

   99.1      Joint Press Release of Hercules Incorporated and
             BetzDearborn Inc. dated July 30, 1998.